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                                                                    EXHIBIT 10.7


                           JOINT MARKETING AGREEMENT

  JOINT MARKETING AGREEMENT, dated as of May 7, 1999 (this "Agreement"), by and between IDT Corporation, a Delaware corporation ("IDT"), and Net2Phone, Inc., a Delaware corporation ("Net2Phone").

  WHEREAS, Net2Phone is currently a subsidiary of IDT;

  WHEREAS, Net2Phone and IDT expect that equity interests in Net2Phone may be sold to additional investors;

  WHEREAS, IDT and Net2Phone have undertaken certain joint advertising and marketing efforts relating to their respective businesses; and

  WHEREAS, Net2Phone and IDT desire to continue such joint advertising and marketing efforts in accordance with the terms and conditions set forth in this Agreement.

  NOW, THEREFORE, in consideration of the premises and mutual promises and representations contained herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto do mutually covenant, stipulate and agree as follows:

Section 1.  Joint Advertising and Marketing Efforts.
            ---------------------------------------

     Each of Net2Phone and IDT shall (a) continue to offer their respective users links to the other party's website, (b) cross-sell one another's products including through their promotional materials and customer service representatives and (c) undertake such additional promotions as the parties shall agree from time to time. IDT and Net2Phone specifically agree that the form, content and design of any and all advertisements or promotional materials featuring the other party shall continue to be developed by or on behalf of such party and shall be subject to such party's final approval.

Section 2.  Compensation.
            ------------

       In addition, IDT shall pay to Net2Phone a fee of $8.00 for each customer of Net2Phone who becomes a new customer of IDT as a result of Net2Phone's referral and Net2Phone shall pay to IDT a fee of $8.00 for each customer of IDT who becomes a new customer of Net2Phone as a result of IDT's referral; provided,
                                                                       --------
however, that no such fee shall be due and payable with respect to any such new
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customer until such new customer incurs and pays $50.00 in charges to the party responsible for paying the fee hereunder. The parties agree to pay all customer fees due hereunder to the other party as billed.

Section 3.  Term.
            ----

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       The term of this Agreement shall commence on the date hereof and shall continue for a period of two (2) years (the "Initial Term") and, at the end of the Initial Term and of each year thereafter, shall automatically renew for an additional one (1) year period unless one party has given the other party sixty
(60) days' prior written notice terminating this Agreement. Following the Initial Term, this Agreement may be terminated by either party upon sixty (60) days' prior written notice.

Section 4.  Mutual Covenant as to Advertisements.
            ------------------------------------

       Each of IDT and Net2Phone hereby covenants and agrees that their respective marketing and advertising efforts provided for herein shall at all times comply with all applicable laws, rules and regulations and will not contain any material which is obscene, threatening, fraudulent, harassing, libelous, infringing of third party intellectual property rights, otherwise illegal or, in the reasonable judgment of the party required to display the advertisement, offensive.

Section 5.  Cross-Licensing Provisions.
            --------------------------

     Each Party acknowledges that nothing contained in this Agreement transfers to the other Party any right, title or proprietary interest (including without limitation any intellectual property rights), in any part of the marketing or promotional efforts which are the subject matter hereof, or any proprietary information (including without limitation any trademarks, service marks, trade names, or logos ("Marks"), trade secrets, knowhow, inventions, patents (including any applications, extensions, continuations, renewals and re-issues thereof), copyrights, designs and industrial designs).

     Each Party hereby grants to the other Party a non-exclusive, limited, worldwide, non-transferable license to use its Marks solely for the purpose of carrying out such other Party's obligations under this Agreement, including without limitation the marketing and promotional activities contemplated by this Agreement. Except as provided herein, no licenses of either Party's Marks are granted or implied under this Agreement.

Section 6.  Liability.
            ---------

     Neither party shall have any liability to the other party for any error, act or omission in connection with the marketing activities to be undertaken pursuant to this Agreement unless any such error, act or omission derives from willful misconduct or gross negligence. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, REVENUES OR DATA), WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER, WHETHER IN CONTRACT, TORT OR ANY OTHER LEGAL THEORY, IS LIMITED TO, AND WILL NOT EXCEED, THE OTHER PARTY'S DIRECT

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DAMAGES.

Section 7.  Miscellaneous.
            -------------

       (a) This Agreement may not be transferred or assigned by either party, whether voluntarily or by operation of law, without the prior written consent of the other which consent may be withheld in such party's sole discretion. This Agreement shall inure to the benefit of and be binding upon all permitted successors and assigns.

       (b) This Agreement shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect, performance and remedies.

       (c) This Agreement may be executed in counterparts, each of which shall constitute an original and both of which together shall be deemed to be one and the same instrument.

       (d) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or by facsimile transmission or mailed (certified or registered mail, postage prepaid, return receipt requested):


  If to IDT, to:        IDT Corporation
                        190 Main Street
                        Hackensack, New Jersey  07601
                        Attention:  Chief Financial Officer
                        Fax No.:  (201) 907-5165

  If to Net2Phone, to:  Net2Phone, Inc.
                        171 Main Street
                        Hackensack, New Jersey  07601
                        Attention:  Chief Financial Officer
                        Fax No.:  (201) 907-5351

or to such other person or address as any party shall specify by notice in writing to the other party. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date on which hand delivered, upon transmission of the facsimile transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error, or on the third business day following the date on which so mailed, except for a notice of change of address, which shall be effective only upon receipt thereof. In the case of a notice sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile

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notice is deemed received. In no event shall the provision of notice pursuant to this Section 7(d) constitute notice for service of process.

       (e) This Agreement and those provisions of the Separation Agreement (defined below) specifically referred to herein contain the entire understanding of the parties hereto with respect to the subject matter of this Agreement. This Agreement and such referenced provisions of the Separation Agreement supersede all prior agreements and understandings, oral or written, with respect to the subject matter of this Agreement.

       (f) In the event that any one or more of the provisions contained herein is held invalid or unenforceable in any respect, the parties shall negotiate in good faith with a view toward substituting therefor a suitable and equitable solution in order to carry out the intent and purpose of such invalid provision; provided, however, that the validity and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

       (g) The Section headings contained in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

       (h) Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity hereof, or any transaction contemplated hereby shall be settled in accordance with the procedures set forth in Article VIII of the Separation Agreement, dated as of May 7, 1999, by and between IDT and Net2Phone, as if such Article VIII were set forth herein in its entirety.

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  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

                              IDT CORPORATION

                              By: /s/ Hal Brecher
                                 --------------------------------
                              Name:  Hal Brecher
                              Title:  Chief Operating Officer


                              NET2PHONE, INC.

                              By: /s/ Howard Balter
                                 --------------------------------
                              Name: Howard Balter
                              Title: Chief Executive Officer


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